                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-42981 and 333-41539) pertaining to National Energy Group, Inc.'s Employee Stock Purchase Plan and 1996 Incentive Compensation Plan and 1996 Individual Compensation Arrangement, respectively, of our report dated March 23, 2000, with respect to the consolidated financial statements of National Energy Group, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 1999.

                                          ERNST & YOUNG LLP

Dallas, Texas
March 28, 2000